EXHIBIT 99.1


                                            CONTACTS:
                                            ---------
Michael Delgado                     Mintie Das
iNTELEFILM(sm) Corporation          iNTELEFILM(sm) Corporation
612.925.8883                        612.925.8895
mdelgado@intelefilm.com             mdas@intelefilm.com



FOR IMMEDIATE RELEASE
---------------------


              iNTELEFILM(SM) FORMS NEW SUBSIDIARY -- "webADTV.com"

BUILDING ON INTELESOURCE.ORG, NEW COMPANY ENVISIONS BUSINESS-TO-BUSINESS PORTAL


         MINNEAPOLIS, JAN. 18, 1999 -- iNTELEFILM(sm) Corporation (Nasdaq:FILM), today announced the launch of webADTV.com, a newly formed subsidiary. The new company will combine iNTELEFILM's digital archiving and retrieval service, INTELESOURCE.ORG, with additional Web-based services under development.

         In addition, webADTV.com is charged with furthering iNTELEFILM's main Internet initiatives, which include applying iNTELEFILM's expertise in short-form video to new media advertising models, increasing company-wide efficiencies through the use of new Web-based technologies and the development of a business-to-business portal.

         The formation of webADTV.com follows iNTELEFILM's December announcements of the development of InteleSource.org in conjunction with AT&T and Excalibur Technologies (Nasdaq:EXCA) and a relationship with Hitplay.com, an Internet content syndicator.

         Christopher T. Dahl, iNTELEFILM president and CEO, today announced the appointment of iNTELEFILM COO James Gilbertson as president of webADTV.com. Michael Delgado, iNTELEFILM's executive vice president of marketing, will serve as vice president, business development of the new company.

         "We see webADTV as a strategic move to match the fast-moving expansion of our industry into the digital age, Dahl said. "As a leader in the commercial production services industry, we have been fortunate to establish key relationships that have enabled the development of Web-based services.

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         "Jim Gilbertson and Mike Delgado have been valuable assets in transforming iNTELEFILM over the past two years into the world's largest producer of television commercials. Making their vision of the future a reality is already underway with InteleSource.org. I am confident they will continue to excel in their expanded roles."

         Gilbertson said, "We expect webADTV.com to more quickly advance our overall Internet initiatives, including the addition of a greater array of services beyond InteleSource.org and the creation of a videocentric business-to-business portal targeting advertising agencies and broadcast commercial production companies."


ABOUT INTELEFILM

         iNTELEFILM(sm) Corporation, based in Minneapolis, is a leading source of services for the television commercial production industry, offering the most extensive production capability available in the United States and the exclusive services of established industry talent. The company plans additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Individual companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London, and Populuxe Pictures, New York. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM." Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at http://www.intelefilm.com.

Certain statements made in this press release constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the company's filings with the Securities and Exchange Commission. No assurance can be given that iNTELEFILM will consummate any acquisitions or that any such acquisitions will be profitable.

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01/18/00